                                                                    EXHIBIT 11.1

                               LIGHTBRIDGE, INC.

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

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
                                                                  THREE MONTHS              SIX MONTHS
                             YEARS ENDED SEPTEMBER 30,         ENDED DECEMBER 31,         ENDED JUNE 30,
                          ----------------------------------  ----------------------  -----------------------
                            1993        1994        1995         1994        1995        1995         1996
                          ---------  ----------  -----------  ----------  ----------  -----------  ----------
PRO-FORMA:
 Weighted Average Number
  of Common and Common
  Equivalent Shares
  Outstanding:
 Common Stock...........                           6,508,424   6,507,846   6,509,214    6,508,318   6,422,537
 Assumed Conversion of
  Preferred Stock.......                           5,247,324   5,247,324   5,247,324    5,247,324   5,247,324
 Common Equivalent
  Shares Resulting from
  stock options and
  warrants (treasury
  stock method).........                                 --      480,753     499,313          --    1,218,221
 SAB 83 Shares (treasury
  stock method).........                             926,167     926,167     926,167      926,167     926,167
                                                 -----------  ----------  ----------  -----------  ----------
 Total..................                          12,681,915  13,162,089  13,182,018   12,681,809  13,814,249
                                                 ===========  ==========  ==========  ===========  ==========
 Net Income Applicable
  to Common Stock.......                         $(2,432,914) $  411,723  $   72,205  $(1,735,842) $  302,500
                                                 ===========  ==========  ==========  ===========  ==========
 Pro-Forma Income per
  Common Share..........                         $     (0.19) $     0.03  $     0.01  $     (0.14) $     0.02
                                                 ===========  ==========  ==========  ===========  ==========
PRIMARY:
 Weighted Average Number
  of Common and Common
  Equivalent Shares
  Outstanding:
 Common Stock...........  5,666,400   6,493,091    6,508,424   6,507,846   6,509,214    6,508,318   6,422,537
 Common Equivalent
  Shares Resulting from
  stock options and
  warrants (treasury
  stock method).........        --      397,081          --      480,753     499,313          --    1,218,221
 SAB 83 Shares (treasury
  stock method).........    926,167     926,167      926,167     926,167     926,167      926,167     926,167
                          ---------  ----------  -----------  ----------  ----------  -----------  ----------
 Total..................  6,592,567   7,816,338    7,434,591   7,914,765   7,934,694    7,434,485   8,566,925
                          =========  ==========  ===========  ==========  ==========  ===========  ==========
 Net Income (Loss)......  $(125,423) $  950,272  $(2,432,914) $  411,723  $   72,205  $(1,735,842) $  302,500
 Dividends Accreted on
  Preferred Stock.......   (150,421)   (182,544)    (182,544)    (45,635)    (45,635)     (91,270)    (91,270)
                          ---------  ----------  -----------  ----------  ----------  -----------  ----------
 Net Income (Loss)
  Applicable to Common
  Stock.................  $(275,844) $  767,728  $(2,615,458) $  366,088  $   26,570  $(1,827,112) $  211.230
                          =========  ==========  ===========  ==========  ==========  ===========  ==========
 Primary Income per Com-
  mon Share.............  $   (0.04) $     0.10  $     (0.35) $     0.05  $     0.00  $     (0.25) $     0.02
                          =========  ==========  ===========  ==========  ==========  ===========  ==========
FULLY DILUTED:
 Weighted Average Number
  of Common and Common
  Equivalent Shares
  Outstanding:
 Common Stock...........  5,666,400   6,493,091    6,508,424   6,507,846   6,509,214    6,508,318   6,422,537
 Assumed Conversion of
  Preferred Stock.......  2,910,621   3,243,326    3,243,326   3,243,326   3,243,326    3,243,326   4,213,924
 Common Equivalent
  Shares Resulting from
  stock options and
  warrants (treasury
  stock method).........        --      464,201          --      480,753     499,313          --    1,465,817
 SAB 83 Shares (treasury
  stock method).........    926,167     926,167      926,167     926,167     926,167      926,167     926,167
                          ---------  ----------  -----------  ----------  ----------  -----------  ----------
 Total..................  9,503,188  11,126,784   10,677,917  11,158,091  11,178,020   10,677,811  13,028,445
                          =========  ==========  ===========  ==========  ==========  ===========  ==========
 Net Income Applicable
  to Common Stock.......  $(125,423) $  950,272  $(2,432,914) $  411,723  $   72,205  $(1,735,842) $  302,500
                          =========  ==========  ===========  ==========  ==========  ===========  ==========
 Fully Diluted Income
  per Common Share......  $   (0.01) $     0.08  $     (0.23) $     0.04  $     0.01  $     (0.16) $     0.02
                          =========  ==========  ===========  ==========  ==========  ===========  ==========
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